Registration No. 333-206887

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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Post-Effective Amendment No. 1

to

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

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BLUE EARTH, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	98-0531496 (I.R.S. Employer Identification No.)

235 Pine Street, Suite 1100 San Francisco, CA	94104
(Address of Principal Executive Offices)	(Zip Code)

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2009 Equity Incentive Plan

(Full title of the plan)

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G. Robert Powell, CEO

Blue Earth, Inc.

235 Pine Street, Suite 1100

San Francisco, CA  94104

(Name and address of agent for service)

(415) 964-4411

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]	Accelerated filer [ X ]

Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [ ]

A copy of all communications, including communications sent to the agent for service should be sent to:

Elliot H. Lutzker, Esq.

Davidoff Hutcher & Citron LLP

605 Third Avenue

New York, New York 10158

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 No. 333-206887 (the “Registration Statement”) of Blue Earth, Inc. (the “Issuer”) is being filed to terminate the effectiveness of the Registration Statement and to deregister all unsold securities reserved for issuance and registered for sale under the Company’s 2009 Equity Incentive Plan. The Issuer is terminating the effectiveness of this Registration Statement in connection with its bankruptcy filing and plans to file all necessary documentation to terminate its reporting requirements under the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California on the 14th day of April, 2016.

BLUE EARTH, INC.

By:   /s/  G. Robert Powell

Name:  G. Robert Powell

Title:   Chief Executive Officer

(Principal Executive Officer)

Signature	Title	Date

/s/ Laird Q. Cagan* Laird Q. Cagan	Chairman of the Board and a Director	April 14, 2016

/s/ G. Robert Powell G. Robert Powell	Chief Executive Officer and a Director (Principal Executive Officer and Interim Principal Accounting Officer)	April 14, 2016

/s/ Robert Potts* Robert Potts	Director	April 14, 2016

/s/ Michael W. Allman* Michael W. Allman	Director	April 14, 2016

/s/ James A. Kelly* James A. Kelly	Director	April 14, 2016

/s/ Alan Krusi* Alan Krusi	Director	April 14, 2016

*/s/ Robert Powell Robert Powell Attorney-In-Fact